Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


                            State or Other
                            Jurisdiction of
Name of                     Incorporation            Percentage
Subsidiary                  or Organization            Owned
----------                  ---------------            -----

Auromar                         British                 100
Development                     Columbia,
Corporation                     Canada